UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 28, 2009 (July 28, 2009)
Date of Report (Date of earliest event reported)

EPIQ Systems, Inc.
(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Kansas Avenue, Kansas City, Kansas 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2009, Epiq Systems, Inc. issued a press release announcing its financial results for the three and six months ended June 30, 2009. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release includes three non-GAAP financial measures that management uses and that the company believes may be useful to investors:

  Non-GAAP net income, calculated as net income adjusted for amortization of acquisition intangibles, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, acquisition expense, the effect of tax adjustments which are outside of the company's anticipated effective tax rate, and capitalized loan fee amortization, all net of tax;

  Non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis; and

  Non-GAAP adjusted EBITDA, calculated as net income adjusted for interest/financing, taxes, depreciation, amortization, share-based compensation, realized cash gains on financial instruments, non-cash mark-to-market adjustments, and acquisition expense.

Reconciliations of each of these non-GAAP measures are included in schedules to the press release filed with this report. The press release also includes certain reconciliations of non-GAAP financial measures for the company's business segments.

These non-GAAP financial measures are intended to supplement the accounting principles generally accepted in the United States of America (GAAP) financial information included in the press release by providing management and investors with additional insight regarding results of operations.

Management uses non-GAAP net income (i) in its strategic planning for the company and (ii) in evaluating the results of operations of the company. Management believes the non-GAAP net income measure provides management with additional perspective when evaluating the results of operations and may be similarly useful to investors when evaluating financial results of the company for comparable periods for the following reasons:

  Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of acquisitions or divestitures, the timing of refinancings (whether or not related to acquisitions) and similar events. Management believes the adjustments to net income may be useful to investors in comparing the results of operations of the company without the effect of those items;

  Certain of the adjusted items represent non-cash credits or charges to net income, which investors may find useful in excluding from operating results to evaluate comparable periods; and

  Mark-to-market adjustments represent non-cash credits or charges related to its convertible debt embedded option and interest rate floor options, adjusted to reflect realized cash gains.

Management also uses non-GAAP earnings per share, which is calculated as non-GAAP net income on a fully diluted per share basis. Management uses non-GAAP earnings per share for the same reasons that it uses non-GAAP net income and believes that non-GAAP earnings per share may be useful to investors for the same purposes as non-GAAP net income. The compensation committee has used non-GAAP earnings per share in evaluating the performance of management and in determining executive bonuses.

Management also uses non-GAAP adjusted EBITDA as a non-GAAP performance measure. Management regularly reviews non-GAAP adjusted EBITDA as it assesses its current and prospective operating results, and for assessing anticipated operating results for acquired businesses. Management uses non-GAAP adjusted EBITDA (i) in its strategic planning for the company and its business segments and (ii) in evaluating the results of operations of the company. The compensation committee has used non-GAAP adjusted EBITDA in evaluating the performance of management and in determining executive bonuses. Management believes non-GAAP adjusted EBITDA is useful to management and may be useful to investors in evaluating the results of operations when comparing financial results for comparable periods for the following reasons:

  Certain of the adjusted items can fluctuate significantly from period-to-period due in part to the timing of completion of acquisitions or divestitures, the timing of refinancings (whether or not related to acquisitions) and similar events. Management believes the adjustments to non-GAAP adjusted EBITDA may be useful to investors in comparing the results of operations of the company without the effect of those items; and

  Certain of the adjusted items represent non-cash credits or charges to net income, which investors may find useful in excluding from operating results to evaluate comparable periods; and

  Mark-to-market adjustments represent non-cash credits or charges related to its convertible debt embedded option and interest rate floor options, adjusted to reflect realized cash gains.

Management recognizes that its use of non-GAAP net income, non-GAAP earnings per share and non-GAAP adjusted EBITDA has various limitations, including the fact that the adjusted items may be a normally recurring expense or may involve the actual use of cash. Nonetheless, management believes that these non-GAAP financial measures provide additional insight for investors into the operating results and business trends of the company. Reconciliations of these non-GAAP financial measures are included in schedules to the press release filed with this report.

The information in Item 2.02 of this report and in the exhibit attached hereto is not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying exhibit is not incorporated by reference into any filing with the SEC made by the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Epiq Systems, Inc. Press Release issued July 28, 2009, reporting quarter ended June 30, 2009 financial results.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ Systems, Inc.
Date: July 28, 2009	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board and Chief Executive Officer